UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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☐ Soliciting Material Pursuant to §240.14a-12

ANIMAL HEALTH INTERNATIONAL, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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These Definitive Additional Materials on Schedule 14A are being filed in connection with a memorandum of understanding (a “memorandum of understanding”) regarding the settlement of certain litigation relating to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of March 14, 2011, among Animal Health International, Inc. (“Animal Health”, “AHI” or “we”, “us”, “our”, “ours”, etc.), Lextron, Inc. (“Lextron”) and Buffalo Acquisition, Inc., a wholly-owned subsidiary of Lextron (“Merger Subsidiary”), as such may be amended from time to time, pursuant to which each holder of shares of Common Stock (other than shares to be cancelled pursuant to the terms of the Merger Agreement and shares held by holders properly exercising appraisal rights under Delaware law) will be entitled to receive $4.25 in cash, without interest and less any applicable withholding taxes, for each share of Common Stock held by such holder, and Merger Subsidiary will be merged with and into Animal Health (the “Merger”).  As a result of the Merger, we will cease to be a publicly traded company and will instead become a wholly-owned subsidiary of Lextron.

As previously disclosed on pages 48 and 49 of the Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission (the “SEC”) by Animal Health on May 9, 2011 (the “Definitive Proxy Statement”), five putative stockholder class action lawsuits were filed in relation to the Merger, including two in the Court of Chancery of the State of Delaware, two in the Dallas County Court at Law in the State of Texas, and one in the 67th Judicial District Court in Tarrant County in the State of Texas.  These lawsuits were collectively filed against Animal Health, Lextron, Merger Subsidiary, James Robison (our Chairman, President and Chief Executive Officer), each other member of our Board of Directors, Charlesbank Capital Partners, LLC and Leonard Green & Partners, L.P., and generally asserted that the members of our Board of Directors breached their fiduciary duties and that Animal Health, Lextron, Merger Subsidiary, Charlesbank Capital Partners, LLC and Leonard Green & Partners, L.P. aided and abetted the alleged breaches of fiduciary duties.  The two actions filed in the Court of Chancery of the State of Delaware were consolidated into a single action on April 5, 2011, and the consolidated amended complaint, captioned In re Animal Health International, Inc. Shareholders Litigation, C.A. No. 6313-VCS, was filed on April 11, 2011.  Agreed orders to stay the three actions pending in the Dallas County Court at Law in the State of Texas have been filed.   The Court has signed the agreed order in Warner v. Robison, et al., No. CC-11-02411-E (pending in the County Court at Law of Dallas County, Texas), staying the case pending the entry of a final order and judgment in the Delaware actions.  Upon entry of the agreed orders in the other two cases pending in the County Court at Law, Dallas County, Texas, all three actions before the Court at Law in Dallas County, Texas will be stayed pending the entry of a final order and judgment in the Delaware actions.

On May 27, 2011, we entered into a memorandum of understanding with the plaintiffs regarding the settlement of this consolidated putative stockholder class action.

Animal Health believes that no further disclosure is required to supplement the Definitive Proxy Statement under applicable laws; however, to avoid the risk that the putative stockholder class action may delay or otherwise adversely affect the consummation of the Merger and to minimize the expense of defending the litigation, Animal Health has agreed, pursuant to the terms of the proposed settlement, to make certain supplemental disclosures related to the proposed Merger, all of which are set forth below.  Subject to completion of certain confirmatory discovery by counsel to the plaintiffs, the memorandum of understanding contemplates that the parties will enter into a stipulation of settlement.  The stipulation of settlement will be subject to customary conditions, including court approval following notice to Animal Health’s stockholders.  In the event that the parties enter into a stipulation of settlement, a hearing will be scheduled at which the Court of Chancery of the State of Delaware will consider the fairness, reasonableness, and adequacy of the settlement.  If the settlement is finally approved by the Court, it will resolve and release all claims in all actions that were or could have been brought challenging any aspect of the proposed Merger, the Merger Agreement, and any disclosure made in connection therewith (but excluding claims for appraisal under Section 262 of the Delaware General Corporation Law), pursuant to terms that will be disclosed to stockholders prior to final approval of the settlement.  With respect to the cases pending in the County Court at Law in the State of Texas, agreed orders to stay the three actions pending in the Dallas County Court at Law in the State of Texas have been filed.   The Court has signed the agreed order in Warner v. Robison, et al., No. CC-11-02411-E (pending in the County Court at Law of Dallas County, Texas), staying the case pending the entry of a final order and judgment in the Delaware actions.  Upon entry of the agreed orders in the other two cases pending in the County Court at Law, Dallas County, Texas, all three actions before the Court at Law in Dallas County, Texas will be stayed pending the entry of a final order and judgment in the Delaware actions.  In addition, in connection with the settlement, the parties contemplate that plaintiffs’ counsel will file a petition in the Court of Chancery of the State of Delaware for an award of attorneys’ fees and expenses to be paid by Animal Health or its successor, which the defendants may oppose.  Animal Health or its successor will pay or cause to be paid any attorneys’ fees and expenses awarded by the Court of Chancery of the State of Delaware.  There can be no assurance that the parties will ultimately enter into a stipulation of settlement or that the Court of Chancery of the State of Delaware will approve the settlement even if the parties were to enter into such stipulation.  In such event, the proposed settlement as contemplated by the memorandum of understanding may be terminated.

SUPPLEMENT TO DEFINITIVE PROXY STATEMENT

In connection with the settlement of all outstanding stockholder suits in the Chancery Court of the State of Delaware as described in these Definitive Additional Materials on Schedule 14A, Animal Health has agreed to make these supplemental disclosures to the Definitive Proxy Statement.  This supplemental information should be read in conjunction with the Definitive Proxy Statement, which should be read in its entirety.  Defined terms used but not defined herein have the meanings set forth in the Definitive Proxy Statement.

The Merger — Background of the Merger

The following disclosure supplements the discussion beginning on page 21 of the Definitive Proxy Statement concerning the Background of the Merger.

On October 15, 2010, Messrs. Robison and Lacey provided to our Board of Directors a revised financial forecast and business plan for fiscal 2011 and 2012, and orally provided to our Board of Directors a detailed list of positive and negative factors that could impact this plan, including commodity prices, ethanol policy, AHI vendor terms, new and branded products, PVP asset integration, and manufacturer and supply issues.

On February 25, 2011, AHI management first provided the projected financial information set forth below under “Financial Projections” to Piper Jaffray.

On March 1, 2011, representatives of Piper Jaffray presented to our Board of Directors an oral update to Piper Jaffray’s preliminary financial analysis. Representatives of Piper Jaffray then provided to our Board of Directors an oral update to Piper Jaffray’s leveraged buyout analysis.

The Merger — Financial Projections

The following disclosure supplements the chart beginning on page 35 of the Definitive Proxy Statement concerning the Projected Financial Information.

Projected Financial Information

	Years Ending June 30,
	2011E	2012E	2013E	2014E	2015E
	(Dollars in thousands)

Net Sales	$768,931	$843,596	$885,934	$929,972	$973,862
Gross Margin Percentage	16.0%	15.9%	15.9%	16.0%	16.1%
Adjusted EBITDA (1)	$25,640	$30,967	$35,706	$40,547	$45,404
Net Income	$5,105	$7,110	$10,436	$13,911	$17,322

Operating Income	$16,606	$22,027	$27,344	$32,387	$37,244
Less: Income Tax	$(5,754)	$(8,591)	$(10,664)	$(12,631)	$(14,525)
Plus: Depreciation & Amortization	$7,867	$8,088	$7,510	$7,308	$7,308
Plus: Stock Based Compensation	$913	$852	$852	$852	$852
Less: Capital Expenditures	$(3,161)	$(3,480)	$(3,480)	$(3,480)	$(3,480)
Less: Change in Working Capital	$(13,090)	$(5,032)	$(3,541)	$(3,941)	$(4,117)
Unlevered Free Cash Flow	$3,381	$13,864	$18,021	$20,495	$23,282

(1)                                  The Projections include non-GAAP financial measures, including Adjusted EBITDA and Unlevered Free Cash Flow.  Adjusted EBITDA represents net income (loss) before interest expense, income tax expense, depreciation and amortization, goodwill impairment, stock-based compensation expense, and acquisition costs.  Unlevered Free Cash Flow represents operating income, less income tax expense, plus depreciation and amortization, plus stock option expense, less capital expenditures, and less projected changes in working capital.  Adjusted EBITDA is used by AHI management to measure the operating performance and trends of the business, and Unlevered Free Cash Flow was considered by Piper Jaffray for purposes of rendering its fairness opinion to our Board of Directors.  Adjusted EBITDA and Unlevered Free Cash Flow are not measurements of our financial performance under U.S. GAAP, and should not be considered as an alternative to net income, operating income or any other performance measures derived in accordance with U.S. GAAP or as an alternative to cash flow from operating activities as a measure of our profitability or liquidity.

The Merger — Opinion of Animal Health’s Financial Advisor

The following disclosure supplements the discussion beginning on page 41 of the Definitive Proxy Statement concerning the Discounted Cash Flow Analysis.

Discounted Cash Flow Analysis

Using a discounted cash flows analysis, Piper Jaffray calculated an estimated range of theoretical values for AHI based on the net present value of (i) projected fiscal year free cash flows from January 1, 2011 to June 30, 2015, based on AHI management projections first provided to Piper Jaffray on February 25, 2011, discounted back to January 1, 2011 and (ii) a terminal value at fiscal year end June 30, 2015 based upon an EBITDA exit multiple applied to management projections for such year, discounted back to January 1, 2011. The AHI management projections are set forth above under “Financial Projections”; provided that the estimated amounts for the fiscal year ending June 30, 2011 described therein include historical financial results for the six month period ended December 31, 2010. The free cash flows for each year were calculated from the management projections as: operating income, less taxes (assumed to be 34.7% of operating income for the fiscal year 2011 and assumed to be 39% of operating income for the fiscal years 2012 through 2015), plus depreciation and amortization, plus stock option expense, less capital expenditures. In addition, such amount was adjusted for projected changes in working capital, including projected changes in working capital for the six months ending June 30, 2011 adjusted by Piper Jaffray for seasonality. Piper Jaffray calculated the range of net present values for each period from January 1, 2011 through June 30, 2015 based on discount rates ranging from 15% to 17%. Piper Jaffray calculated terminal values using EBITDA exit multiples ranging from 8.0x to 10.0x applied to projected fiscal year 2015 EBITDA, and discounted back to January 1, 2011 using discount rates ranging from 15% to 17% which were derived from the capital asset pricing model, the application of a small company stock premium, a review of AHI’s historical cost of capital, as well as the weighted average cost of capital of the Selected Companion Animal Health Distribution Companies listed above. This analysis resulted in implied per share values of AHI Common Stock ranging from a low of $3.36 per share to a high of $5.85 per share, as compared to the merger consideration of $4.25 per share. Piper Jaffray first presented this discounted cash flow analysis to our Board of Directors on March 13, 2011.

Additional Information about the Merger and Where to Find It

In connection with the merger, Animal Health International, Inc. (“AHI”) filed a proxy statement and form of proxy with the Securities and Exchange Commission (the “SEC”) on May 9, 2011 and mailed it to its stockholders. Investors and security holders of AHI are urged to read the definitive proxy statement because it contains important information about AHI, Lextron, the proposed merger, and related matters. STOCKHOLDERS ARE URGED TO CAREFULLY READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED MERGER. The definitive proxy statement and other relevant materials (when available), and any and all documents filed by AHI with the SEC, may also be obtained for free at the SEC’s website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by AHI by directing a written request to Animal Health International, Inc., 7 Village Circle, Ste 200, Westlake, Texas 76262, Attention: General Counsel and Secretary.

This announcement is neither a solicitation of proxy, an offer to purchase nor a solicitation of an offer to sell shares of AHI. AHI, its executive officers and directors may be deemed to be participants in the solicitation of proxies from the security holders of AHI in connection with the proposed merger. Information about those executive officers and directors of AHI and their ownership of AHI common stock is set forth in the proxy statement for AHI’s 2010 Annual Meeting of Stockholders, which was filed with the SEC on October 27, 2010, and is supplemented by other public filings made, and to be made, with the SEC. More detailed information regarding the identity of the potential participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the definitive proxy statement and other materials to be filed with SEC in connection with the proposed merger.